EXHIBIT 99.1

HCW Biologics Inc. Received NASDAQ Staff Determination Letter

Company Expected Notice for Continued Deficiency and Delist Letter from the Nasdaq Stock Market

Company Intends to Request Hearing to Appeal in a Timely Manner

Miramar, FL– December 23, 2024 – HCW Biologics Inc. (the “Company” or “HCW Biologics”) (NASDAQ: HCWB), a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen healthspan by disrupting the link between inflammation and age-related diseases, today reported on December 17, 2024, the Company received written notice from the Listing Qualifications Staff (“Staff”) that it had failed to re-gain compliance for continued listing requirements of the Nasdaq Global Markets. As previously disclosed, on June 20, 2024, the Company received written notice from the Staff, which notified the Company that, for the 30 consecutive business days ended June 17, 2024, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(3)(A) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a compliance period of 180 calendar days in which to regain compliance with the MVLS continued listing requirement, or until December 16, 2024 (the “Compliance Date”). The Company did not regain compliance with the MVLS Rule by December 16, 2024 and, accordingly, by letter dated December 17, 2024, the Staff notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Panel”).

The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq pending the hearing and the expiration of any extension that may be granted to the Company following the hearing. At the hearing, the Company will present its plan to evidence compliance with all applicable listing criteria, including the MVLS Rule, and request an extension of time to do so. The Panel has the authority to grant the Company an extension of up to 180 days from the date of the Staff’s delist determination. The Company is considering all options available to it to regain compliance with the MVLS Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel.

About HCW Biologics:

HCW Biologics is a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen healthspan by disrupting the link between chronic, low-grade inflammation, and age-related diseases, such as cancer, cardiovascular, diabetes, neurodegenerative, and autoimmune diseases, as well as other inflammatory conditions such as long-haul COVID-19. The Company has combined a deep understanding of disease-related immunology with its expertise in advanced protein engineering to develop two drug discovery platforms, each with a novel backbone which is used to generate designer, novel multi-functional fusion molecules with immunotherapeutic properties. The Company’s legacy drug discovery platform is its TOBI™ (Tissue factOr-Based fusIon) discovery platform, which has a Tissue-Factor based backbone. It was used to create HCW Biologics’ molecules: HCW9218, HCW9302, HCW9206 and HCW9201. The Company’s second drug discovery platform uses a unique protein-based backbone differentiated from Tissue Factor. Immunotherapeutics created with the Company’s two distinct drug discovery platforms have different characteristics and mechanisms of action, expanding the various pathways for treating senescence-associated disorders.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s intent to request a hearing before a Panel and the Company’s expectations regarding how long it may remain listed on The Nasdaq Global Market. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in its appeal to a Panel, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties. These and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”), and the Company’s other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Rebecca Byam
Chief Financial Officer
HCW Biologics Inc.
RebeccaByam@hcwbiologics.com